Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Marjorie Hargrave, certify that:

1.	I have reviewed this amendment no. 1 to annual report on Form 10-K/A of Enservco Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 11, 2021	/s/ Marjorie Hargrave
Marjorie Hargrave, Principal Financial Officer and Chief Financial Officer